Exhibit 99.1

Concur Exceeds Expectations with First $100 Million Quarter

Company reports 25% year-over-year increase in revenue and continues to see strong customer demand in its core business

REDMOND, Wash., Feb, 1, 2012 — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its first fiscal quarter ended December 31, 2011.

Concur reported total revenue for the first quarter of fiscal 2012 of $100.4 million. Total revenue for the quarter was up 25% from the year-ago quarter and up 5% from the prior quarter. Fiscal 2012 first quarter non-GAAP pre-tax income was $17.9 million, or $0.32 per share.

“Driven by the investments we made in the core business over the past few fiscal years, we recorded an exceptional first quarter of fiscal 2012, with revenue growing 25% year-over-year and EPS coming in ahead of our expectations,” said Steve Singh, chairman and CEO of Concur. “We are pleased with the performance of our business across the board and – driven by the strength of the first quarter of fiscal 2012 and our outlook for the remainder of the fiscal year – we are raising our growth expectations for the fiscal year as a whole.”

Singh continued, “We entered calendar 2012 on a $400 million annual revenue run-rate and expect to exit calendar 2012 on a $500 million annual revenue run-rate. The demand environment remains robust and the investments we are making in fiscal 2012 and 2013 – as we look to double our distribution capacity and drive the innovation curve in our industry – are expected to help us continue to drive strong revenue growth in the years ahead.”

Financial Highlights

•	Total revenue was $100.4 million for the first quarter of fiscal 2012, up 25% compared to the year-ago quarter, and up 5% sequentially.

•

Non-GAAP pre-tax income was $17.9 million, or $0.32 per share, for the first quarter of fiscal 2012, compared to $16.2 million, or $0.30 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 20% for the first quarter of fiscal 2012, compared to 22% for the year-ago quarter.

•	GAAP cash flows from operations were ahead of expectations at $6.4 million for the first quarter of fiscal 2012.

•	GAAP net loss was $0.9 million, or $0.02 per share, for the first quarter of fiscal 2012, compared to net income of $3.7 million, or $0.07 per share, for the year-ago quarter.

Recent Business Highlights

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The travel and expense eco-system continues to embrace the Concur® Connect platform, which enables customers, suppliers, content aggregators, and developers to access and extend Concur’s travel and expense cloud. New developments that expand the capabilities of Concur’s platform include:

•	The addition and continued growth of TripIt’s open API, which grew to 1,200 developers, and includes recent innovations from HP, Frommers, FoodieBytes, FlyMuch and Avis.

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An investment in Room77, which offers the most advanced hotel shopping experience on the Web today, allowing travelers to simultaneously compare prices across major travel sites, shop a variety of room types, and book more than 120,000 hotels worldwide.

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An expanded investment in RideCharge, makers of TaxiMagic, which allows corporate travel managers to control ground travel costs with electronic booking, payment, and expense management for taxi, sedan, limo and shuttle services throughout the US.

•	The general availability and first client deployment of Concurforce – the first natively integrated travel and expense management solution for the Salesforce Sales Cloud.

•	The release of Concur Salesforce® Connector, designed for existing Concur and salesforce.com customers interested in simplifying expense entry and gaining visibility into customer acquisition costs,

•	The launch of Concur’s mobile travel and expense management app on salesforce.com’s AppExchange Mobile, making it among the first enterprise apps to leverage AppExchange Mobile.

•	Concur was the first to deliver mobile app capabilities that enable users to book and complete in-policy air reservations directly from any Android™, BlackBerry®, iPhone® or iPad® device.

•	Concur continued to expand its presence around the globe, with recent developments including:

•	A doubling of the company’s space in San Francisco, CA, to accommodate its continued growth in Silicon Valley.

•	The opening of a new facility in Frankfurt, Germany, to support its growing operations in the Central European market.

•	A new service center in Manila, Philippines, staffed by over 100 new employees and continuing to grow, set up to serve both the burgeoning APA market as well as the needs of Concur clients globally.

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Concur announced a February 2012 launch event in Tokyo, Japan, where close to 1,000 attendees are registered to see the debut of Concur’s T&E expense management solution designed specifically for the Japanese market.

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Concur chairman and CEO Steve Singh was an inaugural inductee into the Business Travel Hall of Fame, joining other business travel industry luminaries including American Express vice chairman Ed Gilligan, former American Airlines CEO Ed Crandall and Hertz chairman and CEO Frank Olson.

•	Concur chairman and CEO Steve Singh was once again named as one of Business Travel News’ Business Travel’s 25 Most Influential Executives, his ninth appearance on this list.

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Concur chairman and CEO Steve Singh was recognized by Buying Business Travel Magazine as one of “the 20 people who have had the most influence in business travel technology over the past year”, joining Steve Jobs, Larry Page and Sir Tim Berners-Lee.

•	TripIt, the leading mobile trip organizer from Concur, announced a number of innovations and developments, including:

•	The launch of a partnership integration with Avis, making it easy for travelers to reserve a rental car using itinerary data, which ultimately helps Avis anticipate changes in the travelers’ schedule.

•	Integration through Salesforce® Chatter and Yammer – helping employees collaborate their travel schedules and keep track of when and where colleagues are traveling.

•	TripIt for Android on the Amazon Appstore, which includes compatibility with Kindle Fire.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects revenue for the second quarter of fiscal 2012 to grow approximately 25% year-over-year from the second quarter of fiscal 2011.

•	Concur raises expectations for fiscal 2012 revenue growth to 25.5% year-over-year from fiscal 2011.

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For the second quarter of fiscal 2012, Concur expects non-GAAP pre-tax income per share to be $0.28. Non-GAAP pre-tax income excludes the effects of non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes. It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.

•	Concur raises expectations for fiscal 2012 non-GAAP pre-tax income per share to $1.27.

•	Concur continues to expect fiscal 2012 non-GAAP operating margin to be 18% for the year as a whole.

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Concur raises expectations for cash flows from operations in fiscal 2012 to be between $81 million and $85 million, excluding one-time acquisition and other related costs. The company continues to expect capital expenditures to be between $38 million and $42 million.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2011	2010
Revenue	$100,384	$80,235
Expenses:
Cost of operations	28,970	22,125
Sales and marketing	40,345	27,700
Systems development and programming	9,723	7,275
General and administrative	15,167	12,454
Revaluation of contingent consideration	(2,439)	—
Amortization of intangible assets	3,965	1,720

Total expenses	95,731	71,274

Operating income	4,653	8,961
Other income (expense):
Interest income	482	683
Interest expense	(4,755)	(4,560)
Loss from equity investments	(496)	—
Other, net	(478)	(181)

Total other expense	(5,247)	(4,058)

Income (loss) before income tax	(594)	4,903
Income tax expense	353	1,252

Consolidated net income (loss)	(947)	3,651

Less: Loss attributable to noncontrolling interest	79	—

Net income (loss) attributable to Concur	$(868)	$3,651

Net income (loss) per share attributable to Concur Common stockholders:
Basic	$(0.02)	$0.07
Diluted	$(0.02)	$0.07
Weighted average shares used in computing net income (loss) per share:
Basic	54,096	52,444
Diluted	54,096	54,714

Concur Technologies, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2011	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$247,888	$370,157
Short-term investments	221,293	185,392
Restricted cash	537	852
Accounts receivable, net of allowance of $1,094 and $1,307	70,885	66,963
Deferred tax assets	14,767	9,831
Deferred costs and other assets	40,800	32,865

Total current assets	596,170	666,060
Non-current assets:
Property and equipment, net	48,684	45,975
Investments	50,930	51,426
Deferred costs and other assets	34,939	35,049
Intangible assets, net	118,907	55,179
Deferred tax assets	17,884	22,970
Goodwill	279,915	279,192

Total assets	$1,147,429	$1,155,851

Liabilities and equity
Current liabilities:
Accounts payable	$9,484	$8,906
Customer funding liabilities	27,229	38,563
Accrued compensation	13,364	25,706
Acquisition-related liabilities	6,480	3,968
Other accrued expenses and liabilities	21,080	23,546
Deferred revenues	58,009	55,888

Total current liabilities	135,646	156,577
Non-current liabilities:
Senior convertible notes, net	242,419	239,461
Deferred rent and other long-term liabilities	626	744
Deferred revenues	16,419	16,381
Acquisition-related contingent consideration	32,842	33,490
Tax liabilities	9,442	9,367

Total liabilities	437,394	456,020

Equity:
Concur stockholders’ equity:
Common stock, $0.001 par value per share	54	54
Authorized shares: 195,000
Shares issued and outstanding: 54,139 and 54,065
Additional paid-in capital	824,767	811,888
Accumulated deficit	(111,147)	(110,279)
Accumulated other comprehensive loss	(4,730)	(3,008)

Total Concur stockholders’ equity	708,944	698,655

Noncontrolling interests	1,091	1,176

Total equity	710,035	699,831

Total liabilities and equity	$1,147,429	$1,155,851

Concur Technologies, Inc

Consolidated Statements of Cashflow

(in thousands)

(Unaudited)

	Three Months Ended, December 31
	2011	2010
Operating activities:
Consolidated net income (loss)	$(947)	$3,651
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	3,965	1,720
Depreciation and amortization of property and equipment	5,296	4,556
Accretion of discount and issuance costs on notes	2,958	2,760
Net recovery of sales allowances	(213)	(358)
Share-based compensation	11,714	6,545
Revaluation of contingent consideration	(2,439)	—
Deferred income taxes	84	1,391
Excess tax benefits from share-based compensation	(36)	(145)
Loss from equity method investments	496	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,918)	806
Deferred costs and other assets	(1,022)	(1,195)
Accounts payable	602	(971)
Accrued liabilities	(12,530)	(7,955)
Deferred revenues	2,347	101

Net cash provided by operating activities	6,357	10,906

Investing activities:
Purchases of investments	(122,250)	(82,946)
Maturities of investments	86,306	104,504
Decrease in customer funding liabilities, net of changes in restricted cash	(11,030)	(29,573)
Investments in and loans to unconsolidated affiliates	(6,864)	(2,272)
Capital expenditures	(7,550)	(4,776)
Payments for acquisitions, net of cash acquired	(67,460)	(108)

Net cash used in investing activities	(128,848)	(15,171)

Financing activities:
Payments on repurchase of common stock	(598)	—
Net proceeds from share-based equity award activity	642	765
Proceeds from employee stock purchase plan activity	533	381
Minimum tax withholding on restricted stock awards	(116)	—
Excess tax benefits from share-based compensation	36	145
Repayments on capital leases	—	(199)

Net cash provided by financing activities	497	1,092

Effect of foreign currency exchange rate changes on cash and cash equivalents	(275)	137

Net decrease in cash and cash equivalents	(122,269)	(3,036)
Cash and cash equivalents at beginning of period	370,157	329,098

Cash and cash equivalents at end of period	$247,888	$326,062

Concur Technologies, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended, December 31,
	2011	2010
Operating income:
Operating income	$4,653	$8,961
Income from operations as a % of total revenue (Operating Margin)	5%	11%
Add back:
Share-based compensation	11,714	6,545
Amortization of intangibles	3,965	1,720
Acquisition and other related costs	145	575
Revaluation of contingent consideration	(2,439)	—
Contingent consideration (included in compensation expense)	1,915	—
Noncontrolling interest joint venture	79	—

Non-GAAP operating income	$20,032	$17,801

Non-GAAP operating income as a % of total revenue (non-GAAP Operating Margin)	20%	22%
Net income (loss) attributable to Concur:
Net income (loss) attributable to Concur	$(868)	$3,651
Add back:
Share-based compensation	11,714	6,545
Amortization of intangibles	3,965	1,720
Acquisition and other related costs	145	575
Revaluation of contingent consideration	(2,439)	—
Contingent consideration (included in compensation expense)	1,915	—
Loss from equity method investments	496	—
Accretion of note discount	2,647	2,462
Income tax expense	353	1,252

Non-GAAP pretax income attributable to Concur	$17,928	$16,205

Diluted net income (loss) per share attributable to Concur:
Diluted net income (loss) per share attributable to Concur	$(0.02)	$0.07
Add back:
Share-based compensation	0.21	0.12
Amortization of intangibles	0.07	0.03
Acquisition and other related costs	—	0.01
Revaluation of contingent consideration	(0.04)	—
Contingent consideration (included in compensation expense)	0.03	—
Loss from equity method investments	0.01	—
Accretion of note discount	0.05	0.05
Income tax expense	0.01	0.02

Non-GAAP pretax diluted income per share attributable to Concur	$0.32	$0.30

Shares used in calculation of GAAP and non-GAAP income (loss) per share:
Basic	54,096	52,444
Diluted	56,029	54,714

Concur Technologies, Inc.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended December 31,
	2011	2010
Non-GAAP operating expense:
Cost of operations	$27,352	$21,472
Sales and marketing	32,456	24,339
Systems development and programming	8,297	6,457
General and administrative	12,244	10,166

Total	$80,349	$62,434

Non-GAAP operating income*	20%	22%
Non-GAAP pretax diluted income per share attributable to Concur*	$0.32	$0.30

	Three Months Ended December 31,
	2011	2010
Cost of operations	$28,970	$22,125
Less:
Share-based compensation	1,595	653
Acquisition and other related costs	2	—
Noncontrolling interest joint venture	21	—

Non-GAAP cost of operations	$27,352	$21,472

Sales and marketing	$40,345	$27,700
Less:
Share-based compensation	6,141	3,361
Contingent consideration (included in compensation expense)	1,731	—
Acquisition and other related costs	1	—
Noncontrolling interest joint venture	16	—

Non-GAAP sales and marketing	$32,456	$24,339

System development and programming	$9,723	$7,275
Less:
Share-based compensation	1,231	818
Contingent consideration (included in compensation expense)	184	—
Acquisition and other related costs	4	—
Noncontrolling interest joint venture	7	—

Non-GAAP systems development and programming	$8,297	$6,457

General and administrative	$15,167	$12,454
Less:
Share-based compensation	2,747	1,713
Acquisition and other related costs	138	575
Noncontrolling interest joint venture	38	—

Non-GAAP general and administrative	$12,244	$10,166

*	Please refer to the reconciled GAAP metrics to Non-GAAP on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets and other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Acquisition and other related costs. We have excluded the effect of acquisition and other related costs from our non-GAAP financial measures. We incurred such expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. In 2010, new authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The new authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the old authoritative guidance, contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when contingent consideration was recorded to goodwill. We also believe it is useful for investors to understand the effects of these items on our operations.

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

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Loss from equity method investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee, including adjustments to recognize certain differences between our carrying value and our equity in net assets, after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Accretion of discount on senior convertible notes. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share and non-GAAP diluted pre-tax income per share.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

CONTACT: Investors, John Torrey, Concur, +1-425-497-5986, john.torrey@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com